UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2015

Versartis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 Bohannon Drive, Suite 250 Menlo Park, California		94025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 963-8580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events.

On Sept. 15, Versartis. Inc. (the “Company”) announced modifications to the plan for its ongoing open label pediatric GHD Phase 3 registration trial for somavaratan (formerly “VRS-317”), known as the VELOCITY trial.  In particular, based on dialog with the U.S. Food and Drug Administration (FDA) and our expert statistical consultants regarding the statistical aspects of the study design, the company has eliminated the planned company review of interim efficacy analysis that was to be conducted after all patients had reached 6 months on study.  Removal of the company review of unblinded interim efficacy analysis preserves the statistical power of the trial, greatly reduces the potential for study bias and provides greater assurance of data integrity.  As previously disclosed, specific study data will be monitored through periodic reviews by an independent Data and Safety Monitoring Board (DSMB) but any height velocity data reviewed by the DSMB will remain blinded to the Company as well as investigators and patients.

The Company reiterated its expectation that it will have top line data on the 12-month mean height velocity primary endpoint VELOCITY trial by mid-2017, enabling a potential Biologics License Application submission, followed by a potential FDA approval by late-2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2015	Versartis, Inc.

	By:	/s/ Joshua T. Brumm
Joshua T. Brumm
Chief Financial Officer